SCHEDULE 14A

(RULE 14a-101)

INFORMATION REQUIRED IN PROXY STATEMENT

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a)
of the Securities Exchange Act of 1934
(Amendment No.              )

Filed by the Registrant ☒
Filed by a Party other than the Registrant ☐
Check the appropriate box:
☐	Preliminary Proxy Statement
☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☒	Definitive Proxy Statement
☐	Definitive Additional Materials
☐	Soliciting Material Pursuant to §240.14a-12

ALLEGIANT TRAVEL COMPANY
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):
☒	No fee required.
☐	Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.
	(1)	Title of each class of securities to which transaction applies:

	(2)	Aggregate number of securities to which transaction applies:

	(3)	Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

	(4)	Proposed maximum aggregate value of transaction:

	(5)	Total fee paid:

☐	Fee paid previously with preliminary materials.
☐

Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

	(1)	Amount Previously Paid:

	(2)	Form, Schedule or Registration Statement No.:

	(3)	Filing Party:

	(4)	Date Filed:

ALLEGIANT TRAVEL COMPANY

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

To the Stockholders of Allegiant Travel Company:

NOTICE IS HEREBY GIVEN that the Annual Meeting of Stockholders of Allegiant Travel Company (the “Company”) will be held at Desert Vista at the Community Association, 10360 Sun City Boulevard, Las Vegas, Nevada 89134 on Thursday, June 7, 2007 at 10:00 a.m. local time, for the following purposes:

(1)           To elect Directors; and

(2)           To transact such other business as may properly come before the meeting.

Holders of the Common Stock of record at the close of business on May 1, 2007 will be entitled to notice of and to vote at the meeting.  A list of stockholders will be available at our company’s headquarters, 3301 N. Buffalo Drive, Suite B-9, Las Vegas, Nevada 89129, and at the annual meeting.

It is important that your shares be represented at the Annual Meeting to ensure the presence of a quorum. Whether or not you expect to be present in person at the meeting, please vote your shares by signing and dating the accompanying proxy and returning it promptly in the enclosed postage paid reply envelope.  This will assist us in preparing for the meeting.

By Order of the Board of Directors,

Andrew C. Levy,
Secretary
May 7, 2007
Las Vegas, Nevada

ALLEGIANT TRAVEL COMPANY

3301 NORTH BUFFALO DRIVE

SUITE B-9

LAS VEGAS, NEVADA 89129

(702) 851-7300

PROXY STATEMENT

FOR ANNUAL MEETING OF STOCKHOLDERS

To Be Held on June 7, 2007

This proxy statement is furnished in connection with the solicitation of proxies on behalf of our board of directors to be voted at the annual meeting of our stockholders to be held on June 7, 2007, and any adjournment or adjournments thereof, for the purposes set forth in the accompanying Notice of Annual Meeting of Stockholders.  Our annual meeting of stockholders will be held at Desert Vista at the Community Association, 10360 Sun City Boulevard , Las Vegas, Nevada 89134, on Thursday, June 7, 2007, at 10:00 a.m. local time.  This proxy statement and accompanying form of proxy will be first sent or given to our stockholders on or about May 7, 2007.  Our annual report for the year ended December 31, 2006, is being sent to each stockholder of record along with this proxy statement.

ABOUT THE MEETING

What is the purpose of the annual meeting?

At our annual meeting, our stockholders will act upon the matters outlined in the accompanying notice of meeting, including the election of directors.  In addition, our management will report on our performance during the 2006 year and respond to questions from stockholders.

Who is entitled to vote?

Only stockholders of record at the close of business on the record date, May 1, 2007, are entitled to receive notice of the annual meeting and to vote the shares of our common stock that they held on that date at the meeting, or any postponement or adjournment of the meeting.  Each outstanding share entitles its holder to cast one vote on each matter to be voted upon.

Who can attend the meeting?

All stockholders as of the record date, or their duly appointed proxies, may attend the meeting.  Seating, however, may be limited.  Admission to the meeting will be on a first-come,

first-served basis.  Each stockholder may be asked to present valid picture identification, such as a driver’s license or passport.  Cameras, recording devices and other electronic devices will not be permitted at the meeting.

Please note that if you hold your shares in “street name” (that is, through a broker or other nominee), you will need to bring a copy of a brokerage statement reflecting your stock ownership as of the record date.

What constitutes a quorum?

The presence at the meeting, in person or by proxy, of the holders of a majority of the shares of our common stock outstanding on the record date will constitute a quorum, permitting the meeting to conduct its business.  As of the record date, we had 19,830,193 shares of common stock outstanding.  Proxies received but marked as abstentions and broker non-votes will be included in the calculation of the number of shares considered to be present at the meeting.

How do I vote?

To vote you must complete and return a written proxy card.

You can also vote in person at the meeting, and submitting your voting instructions by proxy card will not affect your right to attend and vote.  “Street name” stockholders who wish to vote at the meeting will need to obtain a proxy form from the institution that holds their shares.

Can I change my vote after I return my proxy card?

Yes.  Even after you have voted by written proxy card, you may change your vote at any time before the proxy is exercised by filing with our secretary either a written notice of revocation or a duly executed proxy bearing a later date.  The powers of the proxy holders will be suspended if you attend the meeting in person and so request, although attendance at the meeting will not by itself revoke a previously granted proxy.  All written notices of revocation or other communications with respect to revocation of proxies should be addressed as follows: Allegiant Travel Company, 3301 N. Buffalo Drive, Suite B-9, Las Vegas, Nevada 89129, Attention Andrew C. Levy, Secretary.

What are the recommendations of our board of directors?

Unless you give other instructions when voting, the persons named as proxy holders on the proxy card will vote in accordance with the recommendations of our board of directors.  Our board recommends a vote FOR election of the nominated slate of directors.

With respect to any other matter that properly comes before the meeting, the proxy holders will vote as recommended by our board of directors or, if no recommendation is given, in their own discretion.

What vote is required to approve each item?

Election of Directors.  The affirmative vote of a plurality of the votes cast at the meeting is required for the election of directors.  A properly executed proxy marked “WITHHOLD AUTHORITY” with respect to the election of one or more directors will not be voted with respect to the director or directors indicated, although it will be counted for purposes of determining whether there is a quorum.

Abstentions are included in the shares present at the meeting for purposes of determining whether a quorum is present. Broker non-votes (when shares are represented at the meeting by a proxy specifically conferring only limited authority to vote on certain matters and no authority to vote on other matters) are also included in the determination of the number of shares represented at the meeting for purposes of determining whether a quorum is present.  Because directors are elected by a plurality of the votes cast, votes to “WITHHOLD AUTHORITY” with respect to one or more nominees and any abstentions and broker non-votes will not be counted and will not have an effect on the outcome of the election.

Other Items.  For each other item, the affirmative vote of the holders of a majority of the shares represented in person or by proxy and entitled to vote on the item will be required for approval.  Our management knows of no matter to be brought before the meeting other than the election of directors.  If, however, any other matters properly come before the meeting, it is intended that the proxies will be voted in accordance with the judgment of the person or persons voting such proxies.

How will proxies be solicited?

Proxies will be solicited by mail.  Proxies may also be solicited by our officers and regular employees personally or by telephone or facsimile, but such persons will not be specifically compensated for such services.  Banks, brokers, nominees and other custodians and fiduciaries will be reimbursed for their reasonable out-of-pocket expenses in forwarding soliciting material to their principals, the beneficial owners of our common stock.  We will pay the expense of preparing, assembling, printing, mailing and soliciting proxies.

Is there electronic access to the proxy materials and annual report?

Yes.  This proxy statement and our annual report are available on our web site, www.allegiantair.com.

STOCK OWNERSHIP

Security Ownership of Management and Certain Beneficial Owners

The following table shows information known to us with respect to beneficial ownership of common stock as of April 30, 2007, by (A) each director, (B) each of the executive officers named in the Summary Compensation Table beginning on page 16, (C) all executive officers and directors as a group and (D) each person known by us to be a beneficial owner of more than 5% of our outstanding common stock.

Each stockholder’s percentage ownership in the following table is based on 19,830,193 shares of common stock outstanding as of April 30, 2007 and treating as outstanding all options held by that stockholder and exercisable within 60 days of April 30, 2007.

Except as otherwise indicated, and subject to applicable community property laws, the persons named in the table have sole voting and investment power with respect to all shares of common stock held by them.

	Shares Beneficially Owned
Name of Beneficial Owner	Number	Percentage
5% Stockholders:
Maurice J. Gallagher, Jr.(1)	4,845,583	24.4%
ComVest Allegiant Holdings, LLC(2)	3,571,429	18.0%
PAR Investment Partners, L.P.(3)	1,750,000	8.8%
Gilder, Gagnon, Howe & Co., Inc.(4)	1,144,559	5.8%
Executive Officers and Directors:
Maurice J. Gallagher, Jr.(1)	4,845,583	24.5%
Michael S. Falk(2)(5)	3.571,429	18.0%
Timothy P. Flynn	285,714	1.4%
A. Maurice Mason	107,143	*
Robert L. Priddy(2)(6)	3,571,429	18.0%
Declan F. Ryan	957,143	4.8%
M. Ponder Harrison	537,500	2.7%
Andrew C. Levy	537,500	2.7%
Linda A. Marvin	387,500	2.0%
Michael P. Baxter(7)	24,000	*
All executive officers and directors as a group (10 persons)(8)	11,253,512	56.7%

*                    Represents ownership of less than one percent.

(1)             The address of Maurice J. Gallagher, Jr., is 3301 N. Buffalo, Suite B-9, Las Vegas, Nevada 89129. These shares include 242,250 shares of common stock held by two entities controlled by Mr. Gallagher.

(2)             Voting and dispositive control over the shares owned by ComVest Allegiant Holdings, LLC (“ComVest”) is shared by Michael Falk and Robert Priddy. The address of ComVest, Michael Falk and Robert Priddy is One N. Clematis Street, Suite 300, West Palm Beach, Florida 33401.

(3)             The shares are held directly by PAR Investment Partners, L.P. (“PAR”). PAR Capital Management, Inc. (“PCM”), as the general partner of PAR Group, L.P., which is the general partner of PAR, has investment discretion and voting control over shares held by PAR. No stockholder, director, officer or employee of PCM has beneficial ownership (within the meaning of Rule 13d-3 promulgated under the Exchange Act) of any shares held by PAR. The shares held by PAR are part of a portfolio managed by Edward L. Shapiro. As an employee of PCM, Mr. Shapiro has the authority to trade in the shares held by PAR.  The address of PAR is One International Place, Suite 2401, Boston, Massachusetts 02110.

(4)             Information is based on a Schedule 13G filed with the Securities and Exchange Commission on January 10, 2007, by Gilder, Gagnon, Howe & Co., LLC. This beneficial owner has sole voting power with respect to 21,290 shares and shared dispositive power with respect to 1,144,559 shares. The shares reported include 1,101,598 shares held in customer accounts over which partners and/or employees of the beneficial owner have discretionary authority to dispose of or direct the disposition of the shares, 21,671 shares held in accounts owned by the partners of the beneficial owner and their families, and 21,290 shares held in the account of the profit-sharing plan of the beneficial owner. The address of this beneficial owner is 1775 Broadway, 26th Floor, New York, New York 10019.

(5)             Includes 3,571,492 shares of common stock held by ComVest of which Mr. Falk is a manager. Mr. Falk shares voting and dispositive power over such shares, but disclaims beneficial ownership of such shares except to the extent of his pecuniary interest therein.

(6)             Includes 3,571,429 shares of common stock held by ComVest of which Mr. Priddy is a manager. Mr. Priddy shares voting and dispositive power over such shares but disclaims beneficial ownership of such shares except to the extent of his pecuniary interest therein.

(7)             Mr. Baxter’s share ownership includes options to purchase 24,000 shares of common stock, which options are presently exercisable.

(8)             See footnotes 1, 2, 5, 6 and 7.

Securities Authorized for Issuance under Equity Compensation Plans

The following table provides information regarding options, warrants or other rights to acquire equity securities under our equity compensation plans as of December 31, 2006:

	Number of Securities to be Issued upon Exercise of Outstanding Options, Warrants and Rights	Weighted-Average Exercise Price of Outstanding Options, Warrants and Rights	Number of Securities Remaining Available for Future Issuance under Equity Compensation Plans
Equity compensation plans approved by security holders	414,000	$4.66	2,586,000
Equity compensation plans not approved by security holders	162,500	$4.40	N/A
Total	576,500	$4.59	2,586,000

The shares shown as being issuable under equity compensation plans not approved by our security holders consist of the warrants granted to our placement agent in the private placement completed in May 2005.

Section 16(a) Beneficial Ownership Reporting Compliance

Section 16(a) of the Exchange Act requires our directors and executive officers and persons who own more than 10% of our equity securities to file initial reports of ownership and reports of changes in ownership with the Securities and Exchange Commission. Such persons are required by the Exchange Act to furnish us with copies of all Section 16(a) forms they file.

Based solely on our review of the copies of such forms received by us with respect to transactions during 2006, or written representations from certain reporting persons, we believe that all filing requirements applicable to our directors, executive officers and persons who own more than 10% of our equity securities have been complied with.

ELECTION OF DIRECTORS

Our by-laws provide that there shall be not less than three, nor more than nine, directors.  Our board of directors currently consists of six directors, and our board of directors has determined that the board shall consist of six directors for the ensuing year.  Each year, all members of our board of directors are to be elected.  All directors serve for a one-year term.

The following table sets forth certain information with respect to our board of directors as of April 30, 2007:

Name	Age	Position	Director Since
Maurice J. Gallagher, Jr.	57	Chief Executive Officer, Chairman of the Board	2001

Michael S. Falk (3)	45	Director	2005

Timothy P. Flynn (1)	56	Director	2006

A. Maurice Mason (1)	43	Director	2006

Robert L. Priddy (1)(2)	60	Director	2005

Declan F. Ryan (2)(3)	43	Director	2005

(1)                                  Member of the Audit Committee

(2)                                  Member of the Compensation Committee

(3)                                  Member of the Nominating Committee

Our board of directors has determined that all of our directors other than Maurice J. Gallagher, Jr., are independent under the rules of the Nasdaq Stock Market.

Nominees for Election as Directors

All of our directors are to be elected at this annual meeting.  The nominating committee of our board of directors has recommended, and our board of directors has approved, the nomination of all existing board members for reelection for a one-year term expiring in 2008.  Each elected director will hold office until his term expires and until his successor is duly elected and qualified.

It is the intention of the persons named in the accompanying proxy form to vote for the election of all nominees unless otherwise instructed.  If for any reason any such nominee is not a candidate when the election occurs, which event is not anticipated, it is the intention of the persons named in the accompanying proxy form to vote for the remaining nominees named and to vote in accordance with their best judgment if any substitute nominees are named.

The principal occupations and business experience, for at least the past five years, of each nominee is as follows:

Maurice J. Gallagher, Jr. has been actively involved in the management of our company since he became our majority owner and joined our board of directors in June 2001. He has served as our chief executive officer since August 2003 and was designated Chairman of the Board in September 2006. Prior to his involvement with Allegiant, Mr. Gallagher devoted his time to his investment activities, including companies which he founded. One of these companies was Mpower Communications Corp., a telecommunications company, for which he served as acting chief executive officer from 1997 to 1999 and as chairman of the board from its inception in 1996 until March 2002. Mr. Gallagher was one of the founders of ValuJet Airlines, Inc. (one of the predecessors to AirTran Airways, Inc.) and served as an officer and director of ValuJet from its inception in 1993 until 1997. From 1983 until 1992, Mr. Gallagher was a principal owner and executive of WestAir, a commuter airline. The agreements under which investors acquired shares in our company in May 2005 provided that Mr. Gallagher is entitled to a seat on our board of directors. He had served on our board prior to that time.

Michael S. Falk has served on our board since May 2005. Mr. Falk is chairman of ComVest Group Holdings LLC, whose affiliates manage Commonwealth Associates (a merchant and investment bank) and various ComVest investment partnerships (collectively, “ComVest Investment Partners”), including the ComVest entity which has invested in our company. Mr. Falk co-founded Commonwealth Associates in 1988 and has managed its affiliates since that time. Mr. Falk serves as chairman of IT&E International Group, Inc. which provides research services to pharmaceutical and biotechnology businesses, and as a director of Catalyst International, Inc.

Timothy P. Flynn was elected to our board in July 2006. Since 1992, Mr. Flynn has devoted his time to his private investments. Mr. Flynn was one of the founders of ValuJet Airlines, Inc. and served as a director from its inception in 1992 until 1997. From 1982 until 1992, he served as an executive officer and director of WestAir, a commuter airline, which he founded with Mr. Gallagher in 1982. Prior to 1982, he served as an executive officer of Pacific Express Holding, Inc., the parent company of WestAir Commuter Airlines, Inc., from 1979 to 1982.

A. Maurice Mason was elected to our board in July 2006. Mr. Mason is the managing director of Kite Investments, his personal investment company which he founded in September 2002. Mr. Mason worked at Morgan Stanley Ltd. from 1994 until September 2002, last serving as a managing director. Prior to that, Mr. Mason was employed for seven years in the financial services division of GPA Group plc, an aircraft lessor. Mr. Mason also serves as a director of XS Direct Holdings Limited and Geneva Technology Limited (dba AirVOD) and as an alternate director of Tiger Airways Pte. Ltd. (Singapore). Mr. Mason is not a citizen of the United States.

Robert L. Priddy has served on our board since May 2005. Mr. Priddy has served as a managing partner of ComVest Investment Partners since November 2003. Mr. Priddy is also an investor and owner of RMC Capital, LLC, an investment company which he founded in February 1998. Mr. Priddy was employed as the chairman of the board and chief executive officer of ValuJet, Inc. (now known as AirTran Holdings, Inc.) from its inception in 1993 until November 1997. Mr. Priddy also serves as a director of CorVu® Corporation, a performance software company (since February 2005).

Declan F. Ryan has served on our board since May 2005. Mr. Ryan has served as a director and managed Irelandia Investments (since 1991) and Irelandia II Ltd. (since 2001), private investment companies. Mr. Ryan served as a director of Ryanair Holdings Plc from 1996 until 2003. From 1985 until 1996, he held several senior management positions in Ryanair including having served as chief executive officer in 1988 and 1989. Mr. Ryan has also since 2004 served on the board of directors of Tiger Airways in Singapore, which is one of the largest LCCs in Asia. Mr. Ryan is not a citizen of the United States.

Michael S. Falk, Robert L. Priddy and Declan F. Ryan were elected to our board of directors pursuant to the terms of the investment agreements under which ComVest Allegiant Holdings, LLC and Viva Air Limited acquired its shares in our company in May 2005. The provisions of these agreements assuring board representation for Messrs. Gallagher, Falk, Priddy and Ryan terminated upon our initial public offering.

None of our current directors is related to any other director or to any executive officer of ours.

Our board of directors recommends that stockholders vote FOR each of the nominees to our board of directors.  Please note that proxies cannot be voted for more than six directors.

Committees of the Board of Directors

We have a standing audit committee, compensation committee and nominating committee.  Each committee has the right to retain its own legal and other advisors.

Audit Committee

The audit committee is comprised of Messrs. Flynn, Mason and Priddy, each of whom is independent under the rules of the Securities and Exchange Commission and the Nasdaq Stock Market listing standards.  Robert Priddy has been identified as the audit committee financial expert.  Our audit committee did not formally meet as a committee during the 2006 year.

Our board of directors has adopted a charter for the audit committee setting forth the structure, powers and responsibilities of the audit committee. A copy of the audit committee charter can be found on our website at www.allegiantair.com by clicking on “About Allegiant”, then “Investor Relations” and then “Corporate Governance”.  Pursuant to the charter, the audit committee will be comprised of at least three members appointed by the board of directors, each of whom shall satisfy the membership requirements of independence, financial literacy or accounting or financial expertise as prescribed by applicable rules.

The audit committee provides assistance to the board of directors in fulfilling its legal and fiduciary obligations in matters involving our accounting, auditing, financial reporting, internal control and legal compliance functions. The audit committee also oversees the audit efforts of our independent registered public accounting firm and takes those actions as it deems necessary to satisfy itself that the auditors are independent of management.

Compensation Committee

The compensation committee is comprised of Messrs. Priddy and Ryan, each of whom is a non-employee director and is independent under the Nasdaq Stock Market listing standards.  Our compensation committee did not meet formally as a committee during 2006.

Our board of directors has adopted a charter for the compensation committee setting forth the structure, powers and responsibilities of the compensation committee.  A copy of the charter of the compensation committee can be found on our website at www.allegiantair.com by clicking on “About Allegiant”, then “Investor Relations” and then “Corporate Governance”.

The compensation committee determines our compensation policies and forms of compensation provided to our directors and officers. The compensation committee also reviews and determines bonuses for our officers and other employees. In addition, the compensation committee reviews and determines stock-based compensation for our directors, officers, employees and consultants and administers our stock option plan. Our chief executive officer and chairman of the board, Maurice J. Gallagher, Jr., provides input to the compensation committee in making compensation decisions for our other executive officers.

Compensation Committee Interlocks and Insider Participation

Our compensation committee consists of Messrs. Ryan and Priddy.  Neither of the members of the compensation committee ever served as officers or employees of our company.  No interlocking relationship existed during the 2006 year between any executive officer of ours and the board of directors or compensation committee of another company.

Nominating Committee

The nominating committee is authorized and empowered to submit to the entire board of directors for its approval the committee’s recommendations for nominees to the board of directors.  The nominating committee consists of Messrs. Falk and Ryan.  All of the current members of our nominating committee are independent under the rules of the Nasdaq Stock Market.  Our nominating committee did not formally meet as a committee during 2006.

The responsibilities of the nominating committee are to identify individuals qualified to become board members, recommend director nominees to the board of directors prior to each annual meeting of stockholders and recommend nominees for any committee of the board. A copy of the charter of the nominating committee can be found on our website at www.allegiantair.com by clicking on “About Allegiant”, then “Investor Relations” and then “Corporate Governance”.

To fulfill its responsibilities, the nominating committee will periodically consider and make recommendations to the board regarding what experience, talents, skills and other characteristics the board as a whole should possess in order to maintain its effectiveness.  In determining whether to nominate an incumbent director for reelection, the nominating committee will evaluate each incumbent’s continued service, in light of the board’s collective requirements, at the time such director comes up for reelection.  When the need for a new director arises (whether because of a newly created board seat or vacancy), the nominating committee will proceed by whatever means it deems appropriate to identify a qualified candidate or candidates.  The nominating committee will review the qualifications of each candidate.  Final candidates generally will be interviewed by our chairman of the board and one or more other board members.  The nominating committee will then make a recommendation to the board based on its review, the results of interviews with the candidate and all other available information.  Our board makes the final decision on whether to invite the candidate to join the board.

The nominating committee’s charter provides general qualifications nominees should meet.  These qualifications include the following:

•                  Directors should possess the highest personal and professional ethics, integrity and values, and be committed to representing the long-term interests of our stockholders.  They must also have an inquisitive and objective perspective, practical wisdom and mature judgment.  We endeavor to have a board representing experience in areas that are relevant to our business activities.

•                  Directors must be willing to devote sufficient time to carrying out their duties and responsibilities efficiently, and should be committed to serve on the board for an extended period of time.  Directors should offer their resignation in the event of any significant change in their personal circumstances, including a change in their principal job responsibilities, which would reasonably be expected to adversely affect his or her ability to perform the duties of a director.

•                  A director should disclose the director’s consideration of new directorships with other organizations so that the board can consider and express its views regarding the impact on the director’s service to us.  The nominating committee and the board will consider service on other boards in considering potential candidates for nomination to stand for election or re-election to our board.  Current positions held by directors may be maintained unless the board determines that doing so would impair the director’s service to our board.

Any stockholder may nominate a person for election as a director at a meeting of stockholders at which the nominating stockholder is entitled to vote by following certain procedures.  These procedures generally require that certain written information about the nominee and nominating stockholder be delivered or mailed and received at our principal executive offices, to the attention of our corporate secretary, not less than 120 calendar days in advance of the date of the notice of annual meeting released to stockholders in connection with the previous year’s annual meeting of stockholders.

In addition, the nominating committee will consider for inclusion in the board’s annual slate of director nominees candidates recommended by significant, long-term stockholders.  A significant long-term stockholder is a stockholder, or group of stockholders, that beneficially owned more than 5% of our voting stock for at least two years as of the date the recommendation was made and at the record date for the stockholder meeting.  In order for such a nominee to be considered for inclusion with the board’s slate, the nominating stockholder shall submit a timely nomination notice in accordance with the procedures above.  The nominating stockholder should expressly indicate in the notice that such stockholder desires that the board and nominating committee consider the stockholder’s nominee for inclusion with the board’s slate of nominees for the meeting.  The nominating stockholder and stockholder’s nominee should undertake to provide, or consent to our obtaining, all other information the board and nominating committee request in connection with their evaluation of the nominee.

A stockholder nominee submitted for inclusion in the board’s slate of nominees should meet the criteria for a director described above.  In addition, in evaluating stockholder nominees for inclusion with the board’s slate of nominees, the board and nominating committee may consider all information relevant in their business judgment to the decision of whether to nominate a particular candidate for a particular board seat, taking into account the then-current composition of our board.

The nominating committee continues to evaluate its policies and procedures regarding stockholder nominations in light of changing industry practices and regulation.  The policies and procedures described above are subject to change.

Meetings of our Board of Directors

Our board of directors met three times during our 2006 year.  All of our incumbent directors attended at least 75% of the total of all board and committee meetings he was entitled to attend during the 2006 year.  It is the policy of our board that at least three of its members attend each annual meeting of stockholders so that the board is adequately represented.  As a private company, we did not have a formal stockholders’ meeting in 2006.

Independent members of our board may be contacted by letter directed to the named member in care of Allegiant Travel Company, Corporate Secretary, 3301 N. Buffalo Drive, Suite B-9, Las Vegas, Nevada 89129.  The sealed envelope will be sent on to the addressee by our corporate secretary.

BOARD AUDIT COMMITTEE REPORT

The audit committee reports to our board of directors and is responsible for, among other things, considering the appointment of our independent auditors, reviewing their independence, reviewing with the auditors the plan and scope of the audit, monitoring the adequacy of reporting and internal controls and discussing our financial statements and other financial information with management and the independent auditors. The audit committee acts under a written charter adopted and approved by our board of directors.  Our board of directors has determined that none of the members of the audit committee has a relationship with our company that may interfere with the audit committee’s independence from our company and management.

Management has primary responsibility for the financial statements and the overall reporting process, including the system of internal controls. The independent auditors audit our financial statements prepared by management, express an opinion as to whether those financial statements fairly present the financial position, results of operations and cash flows prepared in accordance with accounting principles generally accepted in the United States of America and discuss with the audit committee any issues they believe should be raised.

In connection with the preparation and filing of our annual report on Form 10-K for the year ended December 31, 2006:

(1)                                  The audit committee reviewed and discussed our audited financial statements with management.  Management has represented to the audit committee that the financial statements were prepared in accordance with accounting principles generally accepted in the United States of America.

(2)                                  The audit committee discussed with Ernst & Young, LLP, our independent auditors, the matters required to be discussed by Statement on Auditing Standards No. 61 (Communication with Audit Committees), as amended by Statements on Auditing Standards No. 89 and 90 (Codification of Statements on Auditing Standards) and Rule 2-07 of Regulation S-X.

(3)                                  The audit committee received the written disclosures and the letter from Ernst & Young, LLP required by the Independence Standards Board Standard No. 1 (Independence Discussions with Audit Committees) and has discussed with Ernst & Young, LLP the independence of that firm as our independent auditors. All audit and non-audit services provided by Ernst & Young, LLP were reviewed by the audit committee. The audit committee has considered whether the provision of non-audit services is compatible with maintaining the auditors’ independence.

(4)                                  Based on the audit committee’s review and discussions referred to above, the audit committee recommended to our board of directors that our audited financial statements be included in our annual report on Form 10-K for the fiscal year ended December 31, 2006 for filing with the Securities and Exchange Commission.

AUDIT COMMITTEE

Timothy P. Flynn	A. Maurice Mason	Robert L. Priddy

The foregoing report shall not be deemed incorporated by reference by any general statement incorporating by reference this proxy statement into any filing under the Securities Act of 1933 or under the Securities Exchange Act of 1934, except to the extent that we specifically incorporate this information by reference, and shall not otherwise be deemed filed under such Acts.

EXECUTIVE OFFICERS

Our executive officers and their respective ages as of April 30, 2007, are as follows:

Name	Age	Position
Maurice J. Gallagher, Jr.	57	President, Chief Executive Officer and Chairman of the Board
M. Ponder Harrison	45	Managing Director—Marketing & Sales
Andrew C. Levy	37	Managing Director—Planning
Linda A. Marvin	45	Chief Financial Officer and Managing Director
Michael P. Baxter	64	Senior Vice President of Operations

Maurice J. Gallagher, Jr. - as a director, biographical information on Mr. Gallagher is located above.

M. Ponder Harrison has served as an officer of Allegiant since October 2002 and is responsible for marketing and sales, pricing and revenue management, in-flight service, internet and intranet technologies. From June 2001 through August 2002, Mr. Harrison was president of Corporate Aircraft Partners, which was a fractional aircraft leasing and charter airline. Prior to his involvement with Corporate Aircraft Partners, Mr. Harrison devoted his time to investment activities. One of his investments is Virtual Premise, Inc., an enterprise software company, for which he has served as and remains chairman of the board. Mr. Harrison was vice president of sales and marketing for ValuJet Airlines from its commencement of business in 1993 until 1998 after its merger with AirTran. Prior to leaving AirTran in 1998, Mr. Harrison was also directly responsible for all internet-related activities. Before joining ValuJet, Mr. Harrison worked in various marketing roles at Delta Air Lines from 1983 through 1992.

Andrew C. Levy has served as an officer of Allegiant since June 2001 and is responsible for our market planning, fleet planning, scheduling, fuel risk management and corporate development. From February 1998 to March 2001, Mr. Levy held various management positions at Mpower Communications. From July 1996 to February 1998, Mr. Levy worked on airline advisory and transactional work as a vice president with Savoy Capital, an investment company focused on the aviation sector. From 1994 to 1996, Mr. Levy held various positions with ValuJet Airlines including director of contracts with responsibilities for stations agreements, insurance, fuel purchasing and other related activities.

Linda A. Marvin has served as an officer of Allegiant since September 2001. Ms. Marvin is our chief financial officer overseeing our finance, accounting, information technology and insurance areas. From June 1996 through September 2001, Ms. Marvin held various management positions for Mpower Communications, including chief financial officer and senior vice president of finance. From September 1988 through June 1996, Ms. Marvin was involved in the airline industry in various finance and accounting roles with Business Express/Delta Connection and with WestAir/United Express. Prior to her airline industry experience, she was an audit manager with KPMG Peat Marwick.

Michael P. Baxter has been employed by us since July 2003, serving first as our vice president maintenance and engineering and then as our senior vice president of operations (with responsibility for flight operations, stations operations and maintenance operations) since February 2005. From July 2000 to July 2003, he served as vice president of maintenance and engineering for National Airlines, Inc. He began his career as a flight mechanic for the U.S. Air Force, after which he worked for 25 years for United Airlines, culminating as senior director of customer aircraft maintenance at United’s main maintenance facility. After retiring from United, Mr. Baxter joined AAR Corporation and held various officer-level positions the last of which was senior vice president of the Asia-Pacific region.

None of our executive officers is related to any other executive officer or to any of our directors. Our executive officers are elected annually by our board of directors and serve until their successors are duly elected and qualified.

EXECUTIVE COMPENSATION

Compensation Discussion and Analysis

The primary objectives of the compensation committee of our board of directors with respect to executive compensation of current management are to retain the executive team that has been in place for several years, to tie annual cash incentives to achievement of measurable corporate performance objectives, and to assure that executives’ incentives are aligned with stockholder value creation. To achieve these objectives, the compensation committee expects to implement and maintain compensation plans that tie a significant portion of executives’ overall compensation to our financial performance (including our operating margin). Overall, the total compensation opportunity is intended to create an executive compensation program that:  (i) provides for base compensation at reasonable levels, and (ii) rewards our named executive officers for profitable performance.

Our chief executive officer, Maurice J. Gallagher, Jr., has a substantial equity position. He has chosen to serve without any compensation whatsoever and expects to continue to serve without compensation into the future. As such, Mr. Gallagher does not receive base salary, does not participate in our annual cash bonuses and does not receive equity incentive grants.

Mr. Gallagher is expected to provide input to the compensation committee in making compensation decisions for our other executive officers.

Compensation Components

Compensation is broken out into the following components:

Base Salary. Base salaries for our four named executive officers, other than our chief executive officer, have all been set at the same amount per year, given the important contribution by each to our success in their respective areas of responsibility. The base salary was set in anticipation of our initial public offering, became effective in December 2006 and is considered to be in line with the base salaries generally paid to equivalent officers at other similarly sized companies in our industry. It is currently our intention that base salary increases for executives will be limited to modest increases per year, but no increases are expected to go into effect before 2008.

Annual Discretionary Incentive Cash Bonus Program. We structure our annual cash bonus compensation program to reward named executive officers (other than our CEO) and other management employees (our vice presidents and director level employees) for our successful performance and each individual’s contribution to that performance. Depending on our profitability, cash bonuses may constitute a significant portion of our employees’ total compensation. No cash bonus is earned unless our operating income exceeds 5% of our revenue for the year and, in that event, the total bonus pool will not exceed 10% of operating income. The final annual bonus pool amount is determined by our compensation committee after the completion of the audit of our financial statements. For financial statement reporting purposes, the bonus is accrued throughout each year based on an estimated payment amount. Under our program, named executive officers (other than the CEO) are eligible to share in the bonus pool in an amount that is approved annually by the compensation committee. Payments under this cash bonus program are contingent upon continued employment through the actual date of payment.

Long-Term Incentive Program. We believe that long-term performance is achieved through an equity ownership culture that encourages long-term performance by our executive officers. As four of our five executive officers have outright ownership of significant stock positions in our company, they have not received any grant under our long-term stock incentive plan. The fifth named executive officer received in 2005 a single grant of options to purchase 36,000 shares of stock, vesting over a three year period.

We may consider equity grants for our named officers in the future.

Other Compensation. Employment agreements were entered into with our named executive officers (other than our CEO) in anticipation of our initial public offering in December 2006. We expect these employment agreements to remain in effect into the future until the compensation committee and the individual officer determine that revisions to such employment agreements are advisable. In addition, our officers participate in employee benefits generally available to our full-time employees. We have no current plans to make changes to either the employment agreements or levels of benefits and perquisites provided for our named executive officers.

401(k) Plan. In 2000, we established a 401(k) retirement plan that qualifies as a defined contribution profit-sharing plan under the Internal Revenue Code section 401(a) and includes a cash or deferred arrangement that qualifies under Code Section 401(k). The plan was established and is maintained for the exclusive benefit of our eligible employees and their beneficiaries. We make matching contributions for active participants equal to 50% of their permitted contributions, up to a maximum of 6% of the participant’s annual salary. Eligible employees are immediately 100% vested in their individual contributions and are subject to a five-year vesting schedule for our matching contributions.

Compensation of Executive Officers and Other Information

The following table shows the cash compensation paid or to be paid by us, as well as certain other compensation paid or accrued, during the fiscal years ended December 31, 2006 and 2005 to our chief executive officer, chief financial officer and each of our three other executive officers, in all capacities in which they served.

Summary Compensation Table(1)

Name and Principal Position	Year	Salary	Bonus		Option Awards ($)		All Other Compensation(2)	Total
Maurice J. Gallagher, Jr.	2006	—	—		—		—	—
President and Chief Executive Officer	2005	—	—		—		—	—
M. Ponder Harrison	2006	$151,726	$100,000	(3)	—		—	$251,726
Managing Director—Marketing and Sales	2005	149,996	98,150		—		—	248,146
Andrew C. Levy	2006	149,349	100,000		—		$1,876	251,225
Managing Director—Planning	2005	147,500	98,150	(3)	—		—	246,650
Linda A. Marvin	2006	133,356	100,000		—		3,361	236,717
Chief Financial Officer and
Managing Director	2005	120,833	92,363	(3)	—		—	213,196
Michael P. Baxter	2006	151,726	100,000		$24,960	(4)	6,333	283,019
Senior Vice President of Operations	2005	145,000	45,000		—		4,350	194,350

(1)             The above tables do not include columns for stock awards, non-equity incentive plan compensation or change in pension value and nonqualified deferred compensation earnings as none of the named executive officers received any such compensation in the years disclosed.

(2)             All Other Compensation consists of our matching contributions under the 401(k) plan.

(3)             Includes the portion of the bonus applied to the note owed from the officer in the following amounts: Harrison-$23,150, Levy-$23,150 and Marvin-$17,363.

(4)             The value of the stock options disclosed has been determined as set forth in Note 9 to our consolidated financial statements. The amount disclosed for each year is the portion of the grant date value of the options becoming vested in each year.

Stock Option Grants

We have granted stock options to our employees as follows:

Year	Shares Underlying Options	Weighted Average Exercise Price	Range of Exercise Prices
2002	—	—	—
2003	—	—	—
2004	—	—	—
2005	384,000	$3.58	$3.50 - $4.50
2006	47,000	$13.00	$13.00

Grants of Plan-Based Awards in 2006

We did not make any grants of plan-based awards to our named executive officers during 2006.

Stock Option Exercises and Holdings

None of our executive officers exercised any options in fiscal year 2006. The following table summarizes the number of shares underlying outstanding equity incentive plan awards for each named executive officer as of December 31, 2006.

	Number of Securities Underlying Unexercised Options at Fiscal Year End		Option Exercise	Option Expiration
Name	Exercisable	Unexercisable	Price	Date
Maurice J. Gallagher, Jr.	—	—	—	—
M. Ponder Harrison	—	—	—	—
Andrew C. Levy	—	—	—	—
Linda A. Marvin	—	—	—	—
Michael P. Baxter	—	36,000	$3.50	February 1, 2015

Employee Benefit Plans

Long-Term Incentive Plan

Our Long-Term Incentive Plan (the “2006 Plan”) was adopted by our board of directors and approved by the stockholders in April 2006. All outstanding options under the predecessor Allegiant Air 2004 Share Option Plan have been transferred to our 2006 Plan, and no further option grants will be made under that predecessor plan. The transferred options continue to be governed by their existing terms, unless our compensation committee elects to extend one or more features of our 2006 Plan to those options. Except as otherwise noted below, the transferred options have substantially the same terms as will be in effect for grants made under our 2006 Plan.

We have reserved 3,000,000 shares of our common stock for issuance under our 2006 Plan. Such share reserve consists of 500,000 shares that will be carried over from our predecessor plan, including the shares subject to outstanding options thereunder. In addition, no participant in our 2006 Plan may be granted stock options for more than 100,000 shares of our common stock per calendar year.

The individuals eligible to participate in our 2006 Plan include our officers and other employees, our non-employee board members and any consultants we engage.

Our 2006 Plan is administered by the compensation committee. This committee determines which eligible individuals are to receive option grants, the time or times when such option grants are to be made, the number of shares subject to each such grant, the status of any granted option as either an incentive stock option or a non-statutory stock option under the federal tax laws, and the terms and conditions of each award including, without limitation, the vesting schedule to be in effect for the option grant or stock issuance and the maximum term for which any granted option is to remain outstanding, provided that no option term may exceed ten years measured from the date of grant.

Vesting of any option grant is contingent on continued service with us. Upon the cessation of an optionee’s service, any unvested options will terminate and will be forfeited. Any vested, but unexercised options (i) will terminate immediately if the optionee is terminated for misconduct, or (ii) if the cessation of service is other than for misconduct, will remain exercisable for such period of time as determined by the compensation committee at the time of grant and set forth in the documents evidencing the option. The compensation committee has the discretion, however, at any time while the option remains outstanding to (i) extend the period of time that the option may be exercisable following the cessation of an optionee’s service (but not beyond the term of the option) and (ii) permit the optionee to exercise following a cessation of service options that were not vested at the time of the cessation of service.

The exercise price for the shares of the common stock subject to option grants made under our 2006 plan may be paid in cash or in shares of common stock valued at fair market value on the exercise date.

The compensation committee has the authority to cancel outstanding options under our option plan, in return for the grant of new options for the same or a different number of option shares with an exercise price per share based upon the fair market value of our common stock on the new grant date.

In the event we are acquired by a merger, a sale by our stockholders of more than 50% of our outstanding voting stock or a sale of all or substantially all of our assets, each outstanding option under our option plan which will not be assumed by the successor corporation or otherwise continued in effect may accelerate in full. However, the compensation committee has complete discretion to structure any or all of the options under the option plan so those options will immediately vest in the event we are acquired, whether or not those options are assumed by the successor corporation or otherwise continued in effect. Alternatively, the compensation committee may condition such accelerated vesting upon the subsequent termination of the optionee’s service with us or the acquiring entity.

We intend that any compensation deemed paid by us in connection with the exercise of options granted under our option plan for the disposition of the shares purchased under those options will be regarded as “performance-based,” within the meaning of Section 162(m) of the Internal Revenue Code and that such compensation will not be subject to the annual $1 million limitation on the deductibility of compensation paid to covered executive officers which otherwise would be imposed pursuant to Section 162(m).

For accounting purposes, compensation expense related to equity based awards under the 2006 Plan are measured and recognized in accordance with SFAS No. 123(R).

Our board may amend or modify the 2006 Plan at any time, subject to any required stockholder approval, or participant consent. The 2006 Plan will terminate no later than March 31, 2016.

In July 2006, our board approved the grant of 100,000 restricted shares to be allocated among our employees under the 2006 Plan. The shares have been allocated to employees at the manager level or below as of the date of our initial public offering. The allocation was based on compensation levels and period of service. The restricted shares will vest over a three year period.

Director Compensation

The current members of our board of directors are either management or represent substantial investors in our company prior to our initial public offering. As such, none of our directors received any cash or stock compensation from us during 2006, nor are they to receive any compensation as directors. Our directors are reimbursed for their out-of-pocket expenses incurred in participating in our meetings. New members of our board of directors will receive compensation of $5,000 per quarter for their service on our board of directors or any committee of our board, and will also be reimbursed for their out-of-pocket expenses. Any new director who has not been in our prior employ will receive an initial grant of 1,000 shares of restricted stock on the date such individual joins the board. The restricted stock will vest over a period of two years upon the director’s completion of each year of board service over the two-year period measured from the grant date. In addition, on the date of each annual stockholders meeting, each board member (other than board members who are management or represent our pre-public offering investors) who is to continue to serve as a board member will automatically be granted 1,000 shares of restricted stock, provided such individual has served on our board for at least six months. The restricted shares subject to each annual automatic grant will vest upon the director’s completion of one year of board service measured from the grant date.

Compensation Committee Interlocks and Insider Participation

No member of our compensation committee serves as a member of the board of directors or compensation committee of any entity that has one or more executive officers serving as members of our board of directors or compensation committee.

Employment Arrangements, Termination of Employment Arrangements and Change in Control Arrangements

We have entered into employment agreements with M. Ponder Harrison, Andrew C. Levy, Linda A. Marvin and Michael P. Baxter. Under each agreement, the officer is entitled to a base salary and to participate in any bonus program we may adopt. Each officer would receive six months severance pay in the event of termination without cause, resignation for good reason or a change in control. Each officer has agreed not to compete with us for a period of six months after termination of employment.

REPORT OF THE COMPENSATION COMMITTEE

The compensation committee is responsible for, among other things, reviewing and approving salary, bonus and other compensation for our executive officers, and setting the overall compensation principles that guide the committee’s decision-making.  The compensation committee has reviewed the Compensation Discussion and Analysis (“CD&A”) included in this proxy statement and discussed it with management.  Based on the review and discussions with management, the compensation committee recommended to our board of directors that the CD&A be included in this proxy statement.

COMPENSATION COMMITTEE

Declan F. Ryan                                     Robert L. Priddy

The foregoing report shall not be deemed incorporated by reference by any general statement incorporating by reference this proxy statement into any filing under the Securities Act of 1933 or under the Securities Exchange Act of 1934, except to the extent that we specifically incorporate this information by reference, and shall not otherwise be deemed filed under such Acts.

RELATED PARTY TRANSACTIONS

Since January 1, 2006, we have been a party to several transactions in which the amount involved exceeded $120,000 and in which any of our directors or executive officers, any holder of more than 5% of our capital stock or any member of their immediate families had a direct or indirect material interest. The related party transactions since January 2006 are described below.

In June 2006, we purchased an MD83 aircraft from an entity in which Maurice J. Gallagher, Jr. and Timothy P. Flynn are principals. The purchase price was $3.5 million, all of which was paid to the secured lender. None of the proceeds were paid to the entity with which Messrs. Gallagher and Flynn are principals.

We are considering moving all of our Las Vegas operations into a single premise owned by a partnership in which Maurice J. Gallagher, Jr., Timothy P. Flynn and M. Ponder Harrison own a significant interest as limited partners. This agreement has not been finalized, but we would not enter into this transaction unless we believed that the terms will be at least as favorable as we could receive in an arms’ length transaction and the transaction is approved by a majority of our board of directors, including a majority of our independent and disinterested outside directors.

From time to time, Mr. Gallagher has provided loans to us for working capital purposes or to finance a part of the purchase price of aircraft. The largest amount outstanding during 2006 was approximately $1.6 million and the balance of our debt to Mr. Gallagher as of December 31, 2006, was $0.9 million. The debt bore interest at 8% per annum, was payable monthly and was to mature in April 2007. This debt was repaid in full in January 2007.

We use software developed and maintained by CMS Solutions, a corporation owned by Mitchell Allee. System development and maintenance expenses for services rendered by CMS in 2006 were $490,000. Mr. Allee was the founder of our company, formerly served as our chief executive officer and chairman of the board and owned more than 5% of our shares prior to our initial public offering.

We periodically use a private aircraft owned by a corporation in which Messrs. Gallagher and Flynn are owners and principals for time-sensitive parts deliveries and other critical travel situations, for which we reimburse the corporation for customary costs. During 2006, the total amount paid by us under this arrangement was approximately $81,000.

For administrative reasons, we arranged for the payment of the salaries and benefits for M. Ponder Harrison, Andrew C. Levy and Linda A. Marvin and the payment of certain other management bonuses through Flynn Gallagher Associates, of which Messrs. Gallagher and Flynn are owners and principals. We reimbursed Flynn Gallagher Associates for the actual cost paid by it for the benefit of these employees. During 2006, the total amount paid by us under this arrangement was approximately $793,000. This arrangement for salaries and benefits for these executive officers has now been discontinued.

Mr. Flynn was not affiliated with us at the time the above arrangements were entered into.

In December 2006, we entered into employment agreements with M. Ponder Harrison, Andrew C. Levy, Linda A. Marvin and Michael P. Baxter.

We have entered into agreements that provide indemnification to our directors, officers and other persons requested or authorized by our board of directors to take actions on behalf of us for all losses, damages, costs and expenses incurred by the indemnified person arising out of such person’s service in such capacity.

As our predecessor was a limited liability company, our members were taxed on the income earned by us until our reorganization into a corporation immediately prior to our initial public offering. We made distributions to our members to enable them to pay their respective taxes. These distributions are reflected in our statements of cash flows and statements of shareholders’/members’ equity. We made $5.0 million of distributions to our members during 2006. We intend to make one or more additional distributions based on the amount of taxable income ultimately allocable to our members for periods prior to our initial public offering. The amount of subsequent distributions has not yet been determined.

We have entered into a tax indemnification agreement to indemnify the members of Allegiant Travel Company, LLC against certain increases in taxes that relate to activities of Allegiant Travel Company, LLC and its affiliates prior to our initial public offering.

We believe all of the transactions set forth above were made on terms no less favorable to us than could have been otherwise obtained from unaffiliated third parties. All future transactions, including loans, if any, between us and our officers, directors and principal stockholders and their affiliates and any transactions between us and any entity with which our officers, directors or five percent stockholders are affiliated, will be approved by a majority of the board of directors, including a majority of the independent and disinterested outside directors, and will be on terms no less favorable to us than could be obtained from unaffiliated third parties.

Reorganization Transactions

Prior to our initial public offering, we conducted our business through a limited liability company, Allegiant Travel Company, LLC. Immediately prior to the closing of our initial public offering, Allegiant Travel Company, LLC merged into us (that is, Allegiant Travel Company, a Nevada corporation). In connection with the merger, the members of Allegiant Travel Company, LLC collectively received shares of our common stock in exchange for their preferred and common membership interests in Allegiant Travel Company, LLC. As a result of this merger, we succeeded to all of the assets and liabilities held by Allegiant Travel Company, LLC at the time of the merger.

We have agreed to indemnify our members, managers, officers and their representatives with respect to any action, existing or occurring at or prior to the closing of the merger, which may be brought against them and which arises out of or pertains to our plan of reorganization and merger agreement, the limited liability company agreement of Allegiant Travel Company, LLC or our reorganization transaction, subject to limitations imposed by Nevada law and our articles of incorporation and bylaws.

INDEPENDENT ACCOUNTANTS

Our board of directors and audit committee have selected Ernst & Young LLP as our independent auditors for the year ending December 31, 2007.  Ernst & Young LLP has served as our independent auditors for our 2003 and subsequent years’ financial statements.  Representatives of Ernst & Young LLP are expected to be available [by telephone] during the annual meeting and while they do not plan to make a statement (although they will have the opportunity to do so), they will be available to respond to appropriate questions from stockholders.

PRINCIPAL ACCOUNTANT FEES AND SERVICES

Audit Fees

The aggregate fees billed by Ernst & Young, LLP for the audit of our annual financial statements and services that are normally provided by the accounting firm in connection with statutory and regulatory filings were approximately $912,000 for the year ended December 31, 2006 and $135,000 for the year ended December 31, 2005.

Audit-Related Fees

No fees were billed by Ernst & Young, LLP for assurance and related services that were reasonably related to the performance of the audit referred to above during 2006 or 2005.

Tax Fees

No fees were billed for tax compliance, tax advice or tax planning rendered by Ernst & Young, LLP during 2006 or 2005.

All Other Fees

There were no non-audit services rendered by Ernst & Young, LLP in 2006 or 2005.

All non-audit services require an engagement letter to be signed prior to commencing any services.  The engagement letter must detail the fee estimates and the scope of services to be provided.  The current policy of our audit committee is the audit committee must be informed of the non-audit services in advance of the engagement and the audit committee’s responsibilities in this regard may not be delegated to management. No non-audit services were rendered that were not  in compliance with this policy.

STOCKHOLDER PROPOSALS

We currently expect to hold our 2008 annual meeting of stockholders in June and to mail proxy materials in May 2008.  In that regard, stockholders who intend to have a proposal considered for inclusion in our proxy materials for presentation at our 2008 annual meeting of stockholders pursuant to Rule 14a-8 under the Securities Exchange Act of 1934, as amended, must submit the proposal to us at our offices at 3301 N. Buffalo Drive, Suite B-9, Las Vegas, Nevada 89129, Attention: Andrew C. Levy, Secretary, not later than January 7, 2008.

HOUSEHOLDING OF ANNUAL MEETING MATERIALS

Some banks, brokers and other nominee record holders may be participating in the practice of “householding” proxy statements and annual reports.  This means that only one copy of our proxy statement or annual report may have been sent to multiple stockholders in your household.  We will promptly deliver a separate copy of either document to you if you write us c/o Robert B. Goldberg, Esq., Ellis Funk, P.C., Suite 400, 3490 Piedmont Road, NE, Atlanta, Georgia 30305, or call us at (404) 233-2800.  If you want to receive separate copies of the annual report and proxy statement in the future, or if you are receiving multiple copies and would like to receive only one copy for your household, you should contact your bank, broker, or other nominee record holder, or you may contact us at the above address and phone number.

OTHER MATTERS

Action on Other Matters at the Annual Meeting

At this time, we do not know of any other matters to be presented for action at the annual meeting other than those mentioned in the Notice of Annual Meeting of Stockholders and referred to in this proxy statement.  If any other matter comes before the meeting, it is intended that the proxies will be voted in respect thereof in accordance with the judgment of the persons voting the proxies.

STOCKHOLDERS ARE URGED TO DATE, SIGN AND RETURN PROMPTLY THE ENCLOSED PROXY IN THE ACCOMPANYING ENVELOPE, WHICH REQUIRES NO POSTAGE IF MAILED IN THE UNITED STATES.  YOUR COOPERATION WILL BE APPRECIATED.  YOUR PROXY WILL BE VOTED, WITH RESPECT TO THE MATTERS IDENTIFIED THEREON, IN ACCORDANCE WITH ANY SPECIFICATIONS ON THE PROXY.

BY ORDER OF THE BOARD OF DIRECTORS,

Andrew C. Levy,
Secretary

ALLEGIANT TRAVEL COMPANY

PROXY VOTING INSTRUCTIONS

MAIL - Date, sign and mail your proxy card in the envelope provided as soon as possible.

Please detach along perforated line and mail in the envelope provided.

ê FOLD AND DETACH HERE AND READ THE REVERSE SIDE ê

PROXY

Please Mark your             ☒

votes like this

THIS PROXY WILL BE VOTED AS DIRECTED, OR IF NO DIRECTION IS INDICATED, WILL BE VOTED “FOR” PROPOSALS 1 and 2.   THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS.

1. ELECTION OF DIRECTORS:			FOR	WITHHOLD AUTHORITY
			☐	☐
(To withhold authority to vote for any individual nominee, strike a line through that nominee’s name in the list below)
Michael S. Falk	Timothy P. Flynn	Maurice J. Gallagher, Jr.

A. Maurice Mason	Robert L. Priddy	Declan F. Ryan

2.  In their discretion, the proxies are authorized to vote upon such other business as may properly come before the meeting.

COMPANY ID:

PROXY NUMBER:

ACCOUNT NUMBER:

Signature	Signature	Date

NOTE: Please sign exactly as name appears hereon.  When shares are held in more than one name, each should sign.  When signing as attorney, executor, administrator, trustee or guardian, please give title as such.  If a corporation, please sign in full corporate name by President or other authorized officer.  If a partnership, please sign in partnership name by authorized person.

ALLEGIANT TRAVEL COMPANY

2007 ANNUAL STOCKHOLDERS MEETING

DESERT VISTA AT THE COMMUNITY ASSOCIATION

10360 SUN CITY BOULEVARD

LAS VEGAS, NEVADA 89134

THURSDAY, JUNE 7, 2007

10:00 a.m. (Pacific Time)

ê FOLD AND DETACH HERE AND READ THE REVERSE SIDE ê

PROXY SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

FOR ANNUAL MEETING OF STOCKHOLDERS

TO BE HELD JUNE 7, 2007

ALLEGIANT TRAVEL COMPANY

The undersigned hereby appoints Andrew C. Levy and Linda A. Marvin, or either of them, as Proxies, each with the power to appoint his or her substitute, and hereby authorizes them to represent and to vote, as designated on the reverse hereof, all the shares of common stock held of record on May 1, 2007, at the Annual Meeting of the Stockholders to be held on June 7, 2007 at 10:00 a.m. (local time) at Desert Vista at the Community Association, 10360 Sun City Boulevard, Las Vegas, Nevada 89134, or any adjournment thereof.